Exhibit (4)(b)

Constance contingent deferred annuity enrollment form

MIDLAND NATIONAL. RetireOne® Provided by Aria Retirement Solutions

[First Jefferson Centre | 222 South First Street, Suite 600 | Louisville, KY 40202]

[1.]Coverage plan

[☐ Core] [☐ CorePlus] [☐ CorePlusX]

[2.]Primary Certificate Owner/Covered Person

If the Primary Certificate Owner is a non-natural person/custodian, information in this section is for the Covered Person and Section 4 must be completed for the Certificate Owner.

Type of Owner: [☐ Individual] [☐ Non-Natural[1]] [☐ Custodial[1]]

Complete legal name (first, middle initial, last)			Gender ☐ Male ☐ Female
Residential address[2]			
Mailing address			
Social Security number	Date of birth (mm/dd/yyyy)	Phone number	Mobile phone number

Citizenship:
☐ U.S. citizen ☐ Resident alien (Country of citizenship): ________ ☐ Non-Resident alien (Country of citizenship): ________

[3.]Joint Certificate Owner/Covered Person (if applicable)

This is optional. A Joint Certificate Owner must be the spouse of the primary certificate owner and attained age 80 or younger. A Joint Certificate Owner is not available for non-natural owned or Qualified accounts.

Complete legal name (first, middle initial, last)			Gender ☐ Male ☐ Female
Residential address[2]			
Mailing address			
SSN	Date of birth (mm/dd/yyyy)	Phone number	Mobile phone number

Citizenship:
☐ U.S. citizen ☐ Resident alien (Country of citizenship): ________ ☐ Non-Resident alien (Country of citizenship): ________

[4.]Certificate Owner (for non-natural owner)[1]

Complete legal name (first, middle initial, last)	SSN
Residential address[2]	Date of formation
Mailing address	
Citizenship: ☐ U.S. entity ☐ Non-U.S. entity (Country of formation): ________	Will the Contract be held within a qualified plan? ☐ Yes ☐ No

[1] A certification form must be submitted if a non-natural person is named as the Certificate Owner.
[2] A residential address must be completed and cannot be a P.O. Box.
[3] Social Security number (SSN)/Tax Identification number (TIN)

33443Y Page 1 of 3 5-21

[ 5.] Covered asset information Type of covered asset: Non-qualified Qualified—type of account Financial institution name Financial institution account number Name on account (first, middle initial, last) Tax ID on account Mailing address Investment profile or strategy: A B C Strategy Fee option No deduction Deduction of advisor fees [ 6.] Electronic document delivery By providing an email address, I consent to initiate the process of receiving electronic documents and notices applicable to the eligible Policy/Policies accessed through the Company website. These include, but are not limited to, prospectuses, prospectus supplements, periodic reports or statements, privacy notices and other notices and documentation in electronic format when available instead of receiving paper copies of these documents by U.S. mail. I consent to receive in electronic format any documents added in the future. Important information concerning electronic document delivery: • There is no charge for electronic delivery, although an internet provider may charge for internet access. • You are confirming you have access to a computer with internet capabilities and an active email account to receive information electronically. • This Electronic document delivery applies only to eligible Policies accessible through our websites. • After subscribing to Electronic document delivery, Midland National or their administrator Retire One will send an email to confirm the provided email address is correct. If Midland or their administrator Retire One is not able to confirm an email address or has reasonable suspicion that an email address is incorrect, Midland National or their administrator RetireOne will not be able to activate the subscription for electronic delivery, in which case paper copy documents will be sent. • Email filters must be updated which may prevent email notifications from Midland National or their administrator RetireOne tobe received. • Not all Contract documentation and notifications may currently be available in electronic format. • Paper copies of the information may be requested at any time for no charge. • For jointly owned Policies both owners are consenting to have information sent to the email address listed below. • If the email address changes after the subscription process, notification must be sent to Midland National or their administrator. • Electronic delivery will be cancelled if emails are returned undeliverable. • This consent will remain in effect until revoked. Please call (877) 575-2742 or visit the Company website if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your email address. Email address: Electronic delivery document notifications will be provided to only one email address. Any email provided above will override any existing email address, if applicable. [ 7.] Replacement information All questions in this section must be answered. No Yes Did the Representative/Insurance Producer present and leave the applicant sales material? No Yes Do you have any existing life insurance Policies or annuity Contracts? No Yes Will this annuity replace or change any existing life insurance Policies or annuity Contracts? If yes—Company: 33443Y Page 2 of 3 5-21

[ 8.] Fraud and disclosure statements For Applicants in AL—Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof. For Applicants in AR—Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. For Applicants in CA 65 and Older—I have been advised that the sale or liquidation of any stock, bond, IRA, certificate of deposit, mutual fund, annuity or other asset used to fund the purchase of a life or annuity product may involve tax consequences, early withdrawal penalties, or other costs or penalties associated with the sale or liquidation of the asset. I have also been advised to obtain the advice of independent legal or financial counsel before selling any assets and before purchasing the life or annuity product. For Applicants in DC—WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant. For all other states—Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. [ 9.] Replacement information • Unless I have notified Midland National or their administrator of a community or marital—property interest in this certificate, Midland National will rely on good faith belief no such interest exists and will assume no responsibility for inquiry. • To the best of my knowledge and belief, all of my statements and answers on this form are correct and true. • This enrollment form is subject to acceptance by Midland National. • I understand federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security number or Taxpayer Identification number and any other information necessary to sufficiently identify each customer. I understand failure to provide this information could result in the annuity certificate not being issued, delayed or unprocessed transactions, or annuity certificate termination. I have read the Fraud and Disclosure Statements listed in this enrollment form. Signed at (city, state) Date (mm/dd/yyyy) Owner/Covered Person’s signature Joint Owner/Covered Person’s signature Non-natural signature (Authorized Representative/Trustee) Non-natural signature (Authorized Representative/Trustee) [ 10.] Agent/Representative information All questions in this section must be answered. No Yes Did you present and leave the applicant insurer-approved sales material? No Yes Does the applicant have any existing life insurance Policies or annuity Contracts? No Yes Do you have any reason to believe the annuity applied for will replace or change any existing annuity insurance? I certify that I have truly and accurately recorded on the application the information that was provided to me by the applicant. Agent/Representative full name (first, middle initial, last) ID number Phone number Email address (optional) Signature 33443Y Page 3 of 3 5-21